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                                                                    EXHIBIT 5.01

                                 March 27, 2003

Transmeta Corporation
3940 Freedom Circle
Santa Clara, California  95054

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Transmeta Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,165,168 shares of the Company's Common Stock (the "STOCK") which are subject to issuance by the Company upon (a) the exercise of stock options granted or to be granted, the award of stock bonuses, or the purchase of restricted stock under the Company's 2000 Equity Incentive Plan, as amended (the "2000 EQUITY INCENTIVE PLAN") pursuant to an increase under such plan effective January 1, 2003 and (b) the exercise of stock purchase rights to be granted under the Company's 2000 Employee Stock Purchase Plan, as amended (the "2000 PURCHASE PLAN") pursuant to an increase under such plan effective January 1, 2003. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

         (1) the Company's Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on November 13, 2000.

         (2)      the Company's Restated Bylaws, as adopted on July 31, 2000.

         (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

         (4) the Prospectuses prepared in connection with the Registration Statement.

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of the Company's predecessor, Transmeta Corporation, a California corporation ("TRANSMETA CALIFORNIA"), that are in our possession.

         (6) the stock records that the Company has provided to us (consisting of a certificate from the Company dated March 27, 2003, verifying the number of the Company's issued and outstanding shares of capital stock as of March 27, 2003, and a

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                  summary of options and warrants respecting the Company's
                  capital stock and of any rights to purchase such capital stock, which was prepared by the Company and dated March 27, 2003, verifying the number of such issued and outstanding securities as of March 27, 2003).

         (7) a management certificate addressed to us, dated of even date herewith, and executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

         Based upon the foregoing, it is our opinion that (a) the 6,804,307 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the award of stock bonuses, or the purchase of restricted stock to be granted under the 2000 Equity Incentive Plan and (b) the 1,360,861 shares of Stock that may be issued and sold by the Company upon the exercise of stock purchase rights to be granted under the 2000 Purchase Plan, when issued, sold, and delivered in accordance with the applicable plan and agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

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         We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                              Very truly yours,

                                              FENWICK & WEST LLP

                                              By:  /s/ Mark A. Leahy
                                                  ------------------------------
                                                  Mark A. Leahy, a Partner

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